Exhibit 99.1

enherent Corp. reports 2008 fourth quarter and year end results –

Company continues to invest in Text Analytics Practice

FOR IMMEDIATE RELEASE

Iselin, New Jersey (March 30, 2009) - enherent Corp. (OTC BB: ENHT, www.enherentcorp.com), an information technology services company, today announced its results for the fourth quarter of 2008 and the year ended December 31, 2008.

Fourth Quarter 2008 Financial Results

Revenues for the fourth quarter ended December 31, 2008 were $5.6 million, compared to revenues of $7.5 million in the quarter ended December 31, 2007. Net income decreased by approximately $705,000 to a loss of $587,000 (inclusive of non-cash goodwill impairment charges of $715,000), or $(0.01) per diluted share, for the fourth quarter of 2008 as compared to net income of approximately $118,000, or $0.00 per diluted share, for the comparable quarter of 2007. The decrease in net income resulted primarily from the recognition of a goodwill impairment charge of $715,000, partially offset by a decrease in operating costs of $531,000 during the quarter. The impairment charge is primarily driven by adverse equity market conditions that caused a decrease in current market multiples. This non-cash charge does not impact the Company’s normal business operations. EBITDA, adjusted to add back stock-based compensation, severance charges and impairment of goodwill, or Adjusted EBITDA, totaled $350,000 for the fourth quarter of 2008 as compared to $494,000 for the comparable quarter of 2007.

Full Year 2008 Financial Results

Revenues for the year ended December 31, 2008 were $27.4 million compared to $30.7 million in the year ended December 31, 2007. The Company reported a net loss of approximately $428,000, (inclusive of non-cash goodwill impairment charges of $715,000) or $(0.01) per diluted share, for the year ended December 31, 2008 compared with net income of approximately $412,000, or $0.01 per diluted share, for the year ended December 31, 2007. The decrease of $841,000 was due primarily to start up costs of approximately $517,000 in developing our entry into the Text Analytics Solutions market and a non-cash goodwill impairment charge of $715,000 for the year ended December 31, 2008. EBITDA, adjusted to add back stock-based compensation, severance charges and impairment of goodwill, or Adjusted EBITDA, totaled $1.3 million for the year ended December 31, 2008 as compared to $1.6 million for the year ended December 31, 2007.

Pamela Fredette, Chairman, CEO and President, commenting on the financial results for 2008, said “Although our revenues were impacted by the global economic slowdown, we were able to report positive cash flow from operations. The current economic and financial market conditions caused us to record a non-cash goodwill impairment charge of $715,000. Despite the negative impact of the global economy, we were able to move the Company forward into the Text Analytic’s market and invest more than $517,000 developing this new line of business. We feel the timing of this investment is appropriate since clients are looking for ways to increase their efficiency and lower their costs. Our Text Analytics solutions accomplishes both of these objectives. We look forward to a strong marketing effort this year for our Text Analytics practice.”

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward- looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on certain assumptions and analyses made by the Company derived from its experience and perceptions. Actual results and developments may vary materially from those described because they are subject to a number of known and unknown risks and uncertainties. Such risks and uncertainties include, but are not limited to, future demand for the Company’s services; general economic, market and business conditions; the Company’s ability to increase the amount of services rendered to existing clients and develop new clients and reduce costs of providing services; the Company’s ability to recruit and retain IT professionals; and various other factors discussed in the Company’s filings with the Securities and Exchange Commission including those set forth under Item 1A of the Company’s recent Form 10-K. The Company disclaims any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments, or otherwise.

NON-GAAP Financial Measures:

enherent Corp. utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall business performance, for making operating decisions and for forecasting and planning future periods. The Company considers the use of non-GAAP financial measures helpful in assessing its current financial performance and prospects for the future. While the Company uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, the Company does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, the Company believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance. In assessing the overall health of its business during the fourth quarter and the fiscal years 2008 and 2007, The Company excluded items in the following general categories, each of which are described below:

Stock-based Compensation. The Company believes that because of the variety of equity awards used by companies, varying methodologies for determining stock-based compensation and the assumptions and estimates involved in those determinations, the exclusion of non-cash stock-based compensation enhances the ability of management and investors to understand the impact of non-cash stock-based compensation on our operating results. Further, the Company believes that excluding stock-based compensation expense allows for a more transparent comparison of its financial results to previous periods.

Impairment Charges. The Company believes that impairments are primarily dictated by events and circumstances outside the control of management that trigger an impairment analysis. The nature and magnitude of impairment charges can fluctuate markedly and do not reflect the performance of the Company’s core operations.

In addition, the Company prepares and maintains its budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measure.

Earnings Before Interest, Taxes, Depreciation and Amortization. The press release contains references to EBITDA and Adjusted EBITDA and provides reconciliations of EBITDA and Adjusted EBITDA to Net income (loss) on the face of the attached statements of operations. The Company’s management believes that EBITDA is used by investors and analysts as an alternative to GAAP measures when evaluating the Company’s performance in comparison to other companies. In order to fully assess the Company’s financial operating results, management believes that EBITDA is an appropriate measure of evaluating the Company’s operating performance, because it eliminates the effects of financing and accounting decisions. This measure is also significant to institutional lenders, and is considered an important internal benchmark of performance by the Company. The Company’s management uses EBITDA to measure the Company’s performance against internal performance targets, which are based on EBITDA. In addition, the Company further excludes stock-based compensation, impairment and severance charges in calculating Adjusted EBITDA. The Company believes excluding severance charges, as well as the non-cash charges for stock-based compensation and impairment charges, allows for a better assessment of its normalized internal operations and comparisons to industry performance.

Each of the non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measure reflect the exclusion of items that are recurring and will be reflected in the Company’s financial results for the foreseeable future. The Company compensates for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, the Company evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial information.

(1)	GAAP stands for Generally Accepted Accounting Principles.

CONTACT INFORMATION:

Lori Stanley

enherent Corp.

lstanley@enherentcorp.com

(732) 603-3859

ENHERENT CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2008 AND 2007

	December 31, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$1,100,224	$1,121,694
Accounts receivable, net of allowance for doubtful accounts of $105,492 and $55,492 at December 31, 2008 and 2007, respectively	3,098,862	3,844,726
Prepaid expenses and other current assets	139,563	143,981

Total current assets	4,338,649	5,110,401

Furniture, equipment and improvements, net	163,926	179,794

Goodwill	3,619,278	4,334,278
Other intangible assets, net	125,000	225,000
Deferred financing costs, net	146,678	280,986
Other assets	40,370	41,833

TOTAL	$8,433,901	$10,172,292

LIABILITIES
Current liabilities:
Revolving credit facility	$2,006,070	$2,824,691
Current portion of long-term debt	1,013,317	577,311
Accounts payable and accrued expenses	3,259,926	2,884,320
Deferred revenue	169,715	169,647
Accrued compensation and benefits	570,113	1,005,359

Total current liabilities	7,019,141	7,461,328
Long-term liabilities:
Long-term debt, net of current portion above	1,957,605	2,956,189

Total liabilities	8,976,746	10,417,517

Commitments and contingencies
STOCKHOLDERS’ (DEFICIENCY)
Preferred stock, $.001 par value; authorized—10,000,000 shares, issued-none	—	—
Common stock, $.001 par value, authorized—101,000,000 shares, issued and outstanding—52,375,653 shares in 2008 and 2007	52,376	52,376
Additional paid-in capital	27,747,974	27,616,974
Accumulated deficit	(28,343,195)	(27,914,575)

Total stockholders’ (deficiency)	(542,845)	(245,225)

TOTAL	$8,433,901	$10,172,292

ENHERENT CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	2008	2007
Revenues:

Service revenue	$22,490,266	$27,911,795
Equipment and software revenue	4,948,050	2,774,503

Total revenues	27,438,316	30,686,298

Cost of revenues:
Cost of services	17,147,437	21,311,281
Cost of equipment and software	4,089,228	2,345,443

Cost of revenues	21,236,665	23,656,724

Gross profit	6,201,651	7,029,574

Operating expenses:
Selling, general and administrative	5,020,725	5,649,088
Depreciation and amortization expense	337,103	307,664
Impairment of goodwill	715,000	—

Total operating expenses	6,072,828	5,956,752

Operating income	128,823	1,072,822
Interest expense	(551,263)	(647,037)

(Loss) Income before income taxes	(422,440)	425,785
Provision for income taxes	(6,180)	(13,710)

NET (LOSS) INCOME	$(428,620)	$412,075

Basic and diluted net (loss) income per share	$(0.01)	$0.01

Basic and diluted net (loss) income per share	$(0.01)	$0.01

Number of shares used in computing basic net income per share	52,375,653	51,345,255

Number of shares used in computing diluted net income per share	52,375,653	52,061,649

ENHERENT CORP. AND SUBSIDIARIES

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

FOR THE THREE MONTHS AND YEARS ENDED DECEMBER 31, 2008 AND 2007

(Unaudited)

	Three Months Ended		Years Ended
	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007
Net income (loss), as reported	$(587,339)	$117,887	$(428,620)	$412,075
Interest (income) expense, net	124,329	141,580	551,263	647,037
Taxes	3,833	3,475	6,180	13,710
Depreciation and amortization	78,716	88,205	337,103	307,664

EBITDA	(380,461)	351,147	465,926	1,380,486
Adjustments:
Stock based compensation	16,000	26,500	131,000	157,500
Severance expense	—	116,523	—	116,523
Impairment of goodwill	715,000		715,000

Adjusted EBITDA	$350,539	$494,170	$1,311,926	$1,654,509